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
Certificate No.  Bargain No.  Firm Code  Transfer No.  Registration Date  No. of Shares

                                                                                         SOPHEON PLC
SOPHEON PLC                                                                              ------------------------
                                                                                         To:
(Incorporated in England under the Companies Act 1985 - No. 3217859)

This is to certify that

is/are the registered holder(s) of                                                       ------------------------

Ordinary Shares of 5p each fully paid in SOPHEON PLC subject to the Memorandum and Articles of Association of the Company.

Given under the Securities Seal of the Company on the date shown above.
                                                                                         REGISTRARS:
                                                                                         IRG PLC
                                                                                         BALFOUR HOUSE,
No transfer of the shares (or any portion thereof) comprised in this certificate can be  390/398 HIGH ROAD,
  registered until this certificate has been lodged with the Company's Registrars IRG    ILFORD, ESSEX IG1 1NQ
             plc, Balfour House, 390/398 High Road, Ilford, Essex IG1 1NQ                TELEPHONE: 0181-639 2000
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A. Driver & Sons Ltd. Danbury, Essex - SOPHEON (22.11)